UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 30, 2010 (December 28, 2010)
Centrue Financial Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

7700 Bonhomme Avenue St. Louis, Missouri	63105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (314) 505-5500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 28, 2010, Centrue Financial Corporation (the “Company”) received a notice from the Nasdaq Stock Market that it currently is not in compliance with Nasdaq’s Marketplace Rule 5450(b)(1)(C), which requires it to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $5,000,000. In accordance with Marketplace Rule 5810(c)(3)(D), the Company is provided a grace period of 180 calendar days, or until June 27, 2011, in which to regain compliance with the MVPHS rule. If at anytime during the grace period the Company’s MVPHS closes at $5,000,000 or more for a minimum of ten consecutive business days, the Company will have complied with the rule and the matter will be closed. If compliance with the rule cannot be demonstrated by June 27, 2011, Nasdaq will provide the Company written notification that the Company’s common stock will be delisted, at which time the Company may appeal the determination.
     During the grace period described above, the Company will consider its alternatives, including whether to apply to transfer its common stock listing to alternative exchange or inter-dealer quotation system such as the OTC Bulletin Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION (Registrant)
By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson, Senior Executive Vice President and Chief Financial Officer

Dated: December 30, 2010